UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2022

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2022, Lordstown Motors Corp. (the “Company”), entered into an Investment Agreement (the “Investment Agreement”) with Foxconn Ventures Pte. Ltd., an affiliate of global technology company Hon Hai Technology Group (“Foxconn”), pursuant to which Foxconn agreed to make an additional equity investment (collectively, the “Investment Transactions”) in the Company in the form of up to $70 million of our Class A common stock, $0.0001 par value per share (the “Common Stock”), and up to $100 million of Series A Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock,” and together with the Common Stock, the “Securities”). The Company will use the proceeds from the sale of the Common Stock for general corporate purposes as determined by the Company’s Board of Directors (the “Board”) and the proceeds from the sale of the Preferred Stock to fund pre-development and design activities for a new electric vehicle program in collaboration with Foxconn (the “EV Program”).

Investment Agreement

At an initial closing to be held on or after November 22, 2022 (the “Initial Closing”), subject to the conditions set forth in the Investment Agreement, Foxconn will purchase: (a) 12,917,274 shares of Common Stock at a purchase price of $1.76 per share for an aggregate purchase price of approximately $22.7 million, and (b) 300,000 shares of Preferred Stock at a purchase price of $100 per share for an aggregate purchase price of $30 million.

Following the parties’ receipt of a written communication from the U.S. government’s Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS has concluded that the transactions contemplated by the Investment Agreement are not a “covered transaction” or CFIUS has concluded that there are no unresolved national security concerns with respect to the transactions (“CFIUS Clearance”) and any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired or terminated and subject to the other conditions set forth in the Investment Agreement, at a second closing (the “Subsequent Common Closing”) Foxconn will purchase 26,855,453 additional shares of Common Stock at a purchase price of $1.76 per share.

Upon satisfaction of certain EV Program milestones (including establishing an EV Program budget) and subject to satisfaction of other customary conditions set forth in the Investment Agreement, Foxconn will purchase in two tranches up to 700,000 additional shares of Preferred Stock at a purchase price of $100 per share. The first tranche will be in an amount up to 300,000 shares for an aggregate purchase price of $30 million; and the second tranche will be in an amount up to 400,000 shares for an aggregate purchase price of $40 million. The parties have agreed to use commercially reasonable efforts to agree upon the EV Program budget and funding milestones no later than May 7, 2023.

The Investment Agreement provides that:

•	Board Representation: Foxconn will have the right to appoint two designees to the Board after receiving CFIUS Clearance and consummation of the Subsequent Common Closing. Foxconn will relinquish one Board seat if it does not continue to beneficially own shares of Common Stock. Preferred Stock and shares of Common Stock issued upon conversion of shares of Preferred Stock that represent (on an as-converted basis) at least 50% of the number of shares of Common Stock (on an as-converted basis) acquired by Foxconn in connection with the Investment Transactions and will relinquish its other Board seat if it does not continue to beneficially own at least 25% of the number of shares of Common Stock in connection with the Investment Transactions (on an as-converted basis) acquired by Foxconn (the “25% Ownership Requirement”).

•	Termination of Existing JV Agreement: The Company and Foxconn will cause (i) the existing joint venture agreement between Lordstown EV Corporation and Foxconn EV Technology, Inc. to be amended to terminate all obligations of Lordstown EV Corporation and Foxconn EV Technology, Inc. thereunder, (ii) the Note, Guaranty and Security Agreement, dated June 24, 2022, issued by Lordstown EV Corporation and guaranteed by the Company and Lordstown EV Sales LLC to be terminated, and (iii) all liens on assets of Lordstown EV Corporation and the Company to be released. In addition, Foxconn will pay Lordstown EV Corporation approximately $0.4 million for services and reimburse Lordstown EV Corporation approximately $0.1 million for expenses. All remaining funds held by the joint venture will be distributed to Foxconn EV Technology, Inc. as a distribution for amounts contributed by it and as a repayment in full of any loans advanced by it to Lordstown EV Corporation under the Note.

•	Standstill: Until the date that is the later of December 31, 2024 and 90 days after the first day on which no Foxconn-appointed director serves on the Board and Foxconn no longer has a right to appoint any directors, without the approval of the Board, Foxconn will not (i) acquire any equity securities of the Company if after the acquisition Foxconn and its affiliates would own (A) prior to the Subsequent Common Closing, 9.99% of the capital stock of the Company that is entitled to vote generally in any election of directors of the Company (“Voting Power”), (B) prior to the time the Company obtains the approval of stockholders contemplated by Rule 5635 of the Nasdaq listing rules as in effect on November 7, 2022 with respect to certain equity issuances (the “Requisite Stockholder Approval”), 19.99% of the Voting Power and (C) at all times following the Subsequent Common Closing and the Requisite Stockholder Approval, 24% of the Voting Power (collectively, the “Ownership Limitations”), or (ii) make any public announcement with respect to, or offer, seek, propose or indicate an interest in, any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of more than 50% of the assets, properties or securities of the Company, or enter into discussions, negotiations, arrangements, understandings, or agreements regarding the foregoing.

•	Exclusivity: Prior to the Subsequent Common Closing, (i) without Foxconn’s consent, the Company will not (A) encourage, solicit, initiate or facilitate any Acquisition Proposal (as defined below), (B) enter into any agreement with respect to any Acquisition Proposal or that would cause it not to consummate any of the Investment Transactions or (C) participate in discussions or negotiations with, or furnish any information to, any person in connection with any Acquisition Proposal, and (ii) the Company will inform Foxconn of any Acquisition Proposal that it receives. An “Acquisition Proposal” means any proposal for any (i) sale or other disposition by merger, joint venture or otherwise of assets of the Company representing 30% or more of the consolidated assets of the Company, (ii) issuance of securities representing 15% or more of any equity securities of the Company, (iii) tender offer, exchange offer or other transaction that would result in any person beneficially owning 15% or more of any equity securities of the Company, (iv) merger, dissolution or similar transaction involving the Company representing 30% or more of the consolidated assets of the Company, or (v) combination of the foregoing. The Company has also agreed that, while the Preferred Stock is outstanding, it will not put in place a poison pill that applies to Preferred Stock held by Foxconn or to Common Stock that Foxconn acquires from the Company.

•	Voting Agreement and Consent Rights: The terms of the Investment Agreement and Certificate of Designations (as defined below) provide that, until the later of (i) December 31, 2024 and (ii) 90 days after the first day on which no Foxconn-appointed director serves on the Board and Foxconn no longer has a right to appoint any directors, Foxconn has agreed to vote all of its shares of Common Stock and Preferred Stock (to the extent then entitled to vote) in favor of each director recommended by the Board and in accordance with any recommendation of the Board on all other proposals that are the subject of stockholder action (other than any action related to any merger or business combination or other change of control transaction or sale of assets). So long as the 25% Ownership Requirement is satisfied, without the consent of the holders of at least a majority of the then-issued and outstanding Preferred Stock (voting as a separate class), the Company cannot (i) amend any provision of the Charter or By-Laws in a manner that would adversely affect the Preferred Stock or increase or decrease the number of shares of Preferred Stock, (ii) authorize or create, or increase the number of shares of any parity or senior securities other than securities on parity with the Preferred Stock with an aggregate liquidation preference of not more than $30 million, (iii) increase the size of the Board, or (iv) sell, license or lease or encumber any material portion of the Company’s hub motor technology and production line other than in the ordinary course of business.

•	Participation Rights: Following the Subsequent Common Closing and until Foxconn no longer has the right to appoint a director to the Board, other than with respect to certain excluded issuances, Foxconn has the right to purchase its pro rata portion of equity securities proposed to be sold by the Company; provided, that the Company is not required to sell Foxconn securities if the Company would be required to obtain stockholder approval under any applicable law or regulation.

The Investment Agreement contains customary representations, warranties and closing conditions. The Investment Agreement can be terminated by either party if the Initial Closing has not occurred on or before November 7, 2023 and also can be terminated by mutual consent of the parties.

Certificate of Designations of Preferred Stock

Prior to the Initial Closing, the Company will file with the Secretary of the State of Delaware a Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock (the “Certificate of Designations”) designating 1,000,000 shares as Series A Convertible Preferred Stock and designating the rights, preferences and limitations of such shares.

The Preferred Stock will, with respect to dividend rights, rights on the distribution of assets on any liquidation, dissolution or winding up of the affairs of the Company and redemption rights, rank: (a) on a parity basis with each other class or series of any equity interests (“Capital Stock”) of the Company now or hereafter existing, the terms of which expressly provide that such class or series ranks on a parity basis with the Preferred Stock as to such matters (such Capital Stock, “Parity Stock”); (b) junior to each other class or series of Capital Stock of the Company now or hereafter existing, the terms of which expressly provide that such class or series ranks senior to the Preferred Stock as to such matters (such Capital Stock, “Senior Stock”); and (c) senior to the Common Stock and each other class or series of Capital Stock of the Company now or hereafter existing, the terms of which do not expressly provide that such class or series ranks on a parity basis with, or senior to, the Preferred Stock as to such matters (such Capital Stock, “Junior Stock”).

In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of Preferred Stock will be entitled, out of assets legally available therefor, before any distribution or payment to the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Preferred Stock equal to the greater of (1) the sum of $100 per share plus the accrued unpaid dividends with respect to such share and (2) the amount the holder would have received had it converted such share into Common Stock immediately prior to the date of such event.

Holders of the Preferred Stock will be entitled to receive dividends at a rate equal to 8% per annum, which accrue and accumulate whether or not declared. Such dividends compound quarterly and are payable quarterly in arrears. In addition, the holders of the Preferred Stock participate with any dividends payable in respect of any Junior Stock or Parity Stock.

All holders of shares of Preferred Stock will be entitled to vote with the holders of Common Stock on all matters submitted to a vote of stockholders of the Company as a single class with each share of Preferred Stock entitled to a number of votes equal to the number of shares of Common Stock into which such share could be converted; provided, that no holder of shares of Preferred Stock will be entitled to vote (i) until the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, or (ii) to the extent that such holder would have the right to a number of votes in respect of such holder’s shares of Common Stock, Preferred Stock or other capital stock that would exceed the limitations set forth in clauses (A) and (B) of the definition of Ownership Limitations.

Pursuant to the Certificate of Designation, commencing on the later of (1) May 7, 2023, and (2) the earlier of (x) the date of the Subsequent Common Closing and (y) November 7, 2023 (the “Conversion Right Date”), the Preferred Stock is convertible at the option of the holder into shares of Common Stock at a conversion price of $1.936 (the “Conversion Price”), subject to customary adjustments. At any time following the third anniversary of the date of issuance, the Company can cause the Preferred Stock to be converted if the volume-weighted average price of the Common Stock exceeds 200% of the Conversion Price for a period of at least twenty trading days in any period of thirty consecutive trading days. Foxconn’s ability to convert is limited by clauses (A) and (B) of the definition of the Ownership Limitations. Upon a change of control, Foxconn can cause the Company to purchase any or all of its Preferred Stock at a purchase price equal to the greater of its liquidation preference (including any unpaid accrued dividends) and the amount of cash and other property that it would have received had it converted its Preferred Stock prior to the change of control transaction.

Registration Rights Agreement

The Company and Foxconn will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) as a condition to the Initial Closing pursuant to which the Company will agree to use reasonable efforts to file and cause to be declared effective a registration statement with the Securities and Exchange Commission (“SEC”) registering the resale of the Securities, including any shares of Common Stock issuable upon conversion of the Preferred Stock, by the earlier to occur of (i) the Subsequent Common Closing, (ii) a determination that CFIUS Clearance will not occur and (iii) May 7, 2023. Foxconn also has customary demand and piggyback registration rights with respect to the Securities, and indemnification rights.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, Investment Agreement and the form of Registration Rights Agreement, copies of which are attached as Exhibits 3.1, 10.1 and 10.2 hereto and incorporated herein by reference.

A copy of the press release the Company issued regarding the Investment Transactions is attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 above is incorporated by reference into this Item 3.02. The Securities will be issued to accredited investor(s) in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(a)(2) of the Securities Act of 1933.

Item 3.03	Material Modifications to Rights of Security Holders.

The information included in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 1.01 above is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Form of Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock
10.1	Investment Agreement dated November 7, 2022, between Lordstown Motors Corp. and Foxconn Ventures Pte. Ltd.
10.2	Form of Registration Rights Agreement between Lordstown Motors Corp. and Foxconn Ventures Pte. Ltd.
99.1	Press Release dated November 7, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

	By:	/s/ Adam Kroll
	Name:	Adam Kroll
	Title:	Chief Financial Officer
Date: November 7, 2022